Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Third Quarter Fiscal 2014 Financial Results

Third Quarter Highlights

•	Seifi Ghasemi appointed chairman, president and chief executive officer

•	Underlying sales growth of four percent versus prior year

•	Diluted EPS of $1.46 up seven percent versus prior year

•	Signed third floating LNG project

LEHIGH VALLEY, Pa. (July 23, 2014) – Air Products (NYSE:APD) today reported third quarter results led by strong performance in Merchant Gases, and Electronics and Performance Materials. For the quarter ended June 30, 2014, net income was $314 million, up nine percent, and diluted earnings per share (EPS) was $1.46, an increase of seven percent, compared with results for the third quarter of 2013.

Third quarter sales of $2,635 million increased three percent versus prior year, driven by higher volumes across all business segments. Excluding the prior exit from the Polyurethane Intermediates business (PUI), underlying sales improved four percent versus prior year on three percent higher volumes. Sequentially, sales increased two percent on four percent higher volumes in Electronics and Performance Materials, Tonnage Gases, and Merchant Gases.

Operating income of $414 million increased eight percent versus prior year, largely on higher volumes in Electronics and Performance Materials, and better pricing in Merchant Gases. Operating margin of 15.7 percent improved 70 basis points, with positive volumes more than offsetting higher costs, primarily from maintenance outages. Adjusted EBITDA* for the third quarter was $653 million, up seven percent versus prior year and six percent sequentially.

Third Quarter Results by Business Segment:

•

Merchant Gases sales of $1,077 million increased four percent versus prior year, primarily on higher volumes in Asia and U.S./Canada. Liquid oxygen and nitrogen volumes increased in all regions, partially offset by lower global helium volumes. Operating income of $174 million increased five percent versus prior year, largely on higher volumes and better pricing. Sequential operating income improved 21 percent, due mainly to recovery of weather-related costs incurred in the second quarter. Operating margin of 16.1 percent was up 10 basis points versus last year and up 230 basis points sequentially.

•

Tonnage Gases sales of $835 million decreased one percent versus prior year. Excluding PUI, volumes grew two percent on continued hydrogen demand in the U.S. Gulf Coast and the contributions from new plants. Operating income of $118 million was up three percent versus prior year, excluding the effect of the PUI business exit, as contributions from new plants more than offset higher maintenance costs.

-more-

•

Electronics and Performance Materials sales of $618 million increased nine percent versus prior year on nine percent higher volumes. Electronics sales were up six percent on strong growth in all segments. Performance Materials sales increased 12 percent on higher volumes in all regions and across all product lines. Operating income was up 23 percent, and operating margin improved 200 basis points versus prior year on higher volumes and better cost performance.

•

Equipment and Energy sales of $104 million increased one percent, and operating income of $17 million increased nine percent versus prior year, driven largely by LNG project activity. The sales backlog of $584 million increased 78 percent versus prior year on several new large orders.

Outlook

Air Products expects fourth quarter EPS from continuing operations to be between $1.60 and $1.65 per share. The company’s guidance for continuing operations for fiscal 2014 is a range of $5.72 to $5.77 per share, from $5.70 to $5.85 previously. The capital expenditure forecast for the current fiscal year is unchanged at approximately $2 billion*.

*Reported on a non-GAAP basis. Reconciliation to the GAAP measure can be found at the end of this release.

Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Daylight Time on July 23 by calling 719-325-2312 and entering pass code 3267299, or access event details on our website.

About Air Products

Air Products (NYSE:APD) provides atmospheric, process and specialty gases; performance materials; equipment; and technology. For over 70 years, the company has enabled customers to become more productive, energy efficient and sustainable. Recognized as one of the world’s most innovative companies by both Thomson Reuters and Forbes magazine, more than 21,000 employees in over 50 countries supply effective solutions to the energy, environment and emerging markets. These include semiconductor materials, refinery hydrogen, coal gasification, natural gas liquefaction, and advanced coatings and adhesives. In fiscal 2013, Air Products had sales of $10.2 billion. For more information, visit www.airproducts.com.

Note: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, weakening or reversal of global or regional economic recovery; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; the impact of competitive products and pricing; unexpected changes in raw material supply and markets; the impact of price fluctuations in natural gas; unanticipated asset impairments or losses; the ability to recover increased energy and raw material costs, including weather related costs, from customers; costs and outcomes of litigation or regulatory investigations; the impact of management and organizational changes, including pension settlement and other associated costs; the success of productivity programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; political risks, including the risks of unanticipated government actions that may result in project delays, cancellations or expropriations; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; the impact on the effective tax rate of changes in the mix of earnings among our U.S. and international operations; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2013. The Company disclaims any obligation or undertaking to disseminate any

-more-

updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

#                #                 #

Media Inquiries:

George Noon, tel: (610) 481-1990; email: noong@airproducts.com

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

-more-

*	Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The discussion of third quarter and year to date results includes comparisons to non-GAAP financial measures, including Adjusted EBITDA and non-GAAP Capital Expenditures. The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which our management uses internally to evaluate our operating performance and manage our expenditures on a comparable basis.

Definitions of non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

Adjusted EBITDA

We define Adjusted EBITDA as income from continuing operations excluding equity affiliates’ income and certain disclosed items, which the Company does not believe to be indicative of on-going business trends, before interest expense, income tax provision, and depreciation and amortization expense. We believe adjusted EBITDA provides a useful operational metric for the measurement of our cash flow.

Below is a reconciliation from Income from Continuing Operations to Adjusted EBITDA.

NON-GAAP MEASURE RECONCILIATION

ADJUSTED EBITDA

(Unaudited)

2014 (Millions of dollars)	First	Second	Third	Fourth	Q3 YTD Total
Income from Continuing Operations	$296.0	$291.5	$323.5		$911.0
Add: Interest expense	33.3	31.5	31.3		96.1
Add: Income tax provision	94.5	92.1	102.1		288.7
Add: Depreciation and amortization	234.2	229.1	239.0		702.3
Less: Equity affiliates’ income	38.2	30.4	43.1		111.7
Adjusted EBITDA	$619.8	$613.8	$652.8		$1,886.4

2013	First	Second	Third	Fourth	Q3 YTD Total
Income from Continuing Operations	$285.8	$298.5	$297.8	$160.4	$882.1
Add: Interest expense	35.8	35.2	35.4	35.4	106.4
Add: Income tax provision	92.2	95.8	94.1	25.8	282.1
Add: Depreciation and amortization	218.5	226.2	229.7	232.6	674.4
Less: Equity affiliates’ income	41.4	39.8	44.2	42.4	125.4
Add: Business restructuring and cost reduction plans (tax impact $73.7)	—	—	—	231.6	—
Add: Advisory costs (tax impact $3.7)	—	—	—	10.1	—
Adjusted EBITDA	$590.9	$615.9	$612.8	$653.5	$1,819.6

2014 vs. 2013
Adjusted EBITDA change	$28.9	$(2.1)	$40.0		$66.8
Adjusted EBITDA % change	5%	—%	7%		4%

2014 Q3 vs. 2014 Q2
Adjusted EBITDA change			$39.0
Adjusted EBITDA % change			6%

-more-

Capital Expenditures

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases and such spending is reflected as a use of cash within cash provided by operating activities, if the arrangement qualifies as a capital lease. Additionally, the purchase of noncontrolling interests in a subsidiary is accounted for as an equity transaction and is reflected as a financing activity in the statement of cash flows.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure.

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars)	2014	2013	2014	2013
Capital expenditures - GAAP basis	$462.7	$533.7	$1,264.9	$1,241.0
Capital lease expenditures	57.7	52.4	156.8	179.1
Purchase of noncontrolling interests	—	12.3	—	12.6
Capital expenditures - Non-GAAP basis	$520.4	$598.4	$1,421.7	$1,432.7

FY2014 Forecast
Capital expenditures - GAAP basis	$1,800-1,900
Capital lease expenditures	100-200
Capital expenditures - Non-GAAP basis	$1,900-2,100

-more-

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars, except for share data)	2014	2013	2014	2013
Sales	$2,634.6	$2,547.3	$7,762.0	$7,593.9
Cost of sales	1,918.7	1,875.5	5,702.2	5,589.2
Selling and administrative	272.0	271.3	816.3	806.1
Research and development	33.8	33.5	100.5	99.1
Other income (expense), net	3.7	16.1	41.1	45.7
Operating Income	413.8	383.1	1,184.1	1,145.2
Equity affiliates’ income	43.1	44.2	111.7	125.4
Interest expense	31.3	35.4	96.1	106.4
Income from Continuing Operations before Taxes	425.6	391.9	1,199.7	1,164.2
Income tax provision	102.1	94.1	288.7	282.1
Income from Continuing Operations	323.5	297.8	911.0	882.1
Income from Discontinued Operations, net of tax	—	.6	3.1	3.1
Net Income	323.5	298.4	914.1	885.2
Less: Net Income Attributable to Noncontrolling Interests	9.5	10.0	26.4	28.1
Net Income Attributable to Air Products	$314.0	$288.4	$887.7	$857.1

Net Income Attributable to Air Products
Income from continuing operations	$314.0	$287.8	$884.6	$854.0
Income from discontinued operations	—	.6	3.1	3.1
Net Income Attributable to Air Products	$314.0	$288.4	$887.7	$857.1

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.47	$1.38	$4.17	$4.08
Income from discontinued operations	—	—	.01	.02
Net Income Attributable to Air Products	$1.47	$1.38	$4.18	$4.10

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.46	$1.36	$4.12	$4.03
Income from discontinued operations	—	—	.01	.01
Net Income Attributable to Air Products	$1.46	$1.36	$4.13	$4.04

Weighted Average Common Shares – Basic (in millions)	212.9	209.4	212.4	209.3
Weighted Average Common Shares – Diluted (in millions)	215.4	211.9	214.9	211.9
Dividends Declared Per Common Share – Cash	$.77	$.71	$2.25	$2.06

Other Data from Continuing Operations
Depreciation and amortization	$239.0	$229.7	$702.3	$674.4
Capital expenditures on a Non-GAAP basis (see page 5 for reconciliation)	520.4	598.4	1,421.7	1,432.7

-more-

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	30 June 2014	30 September 2013
Assets
Current Assets
Cash and cash items	$337.6	$450.4
Trade receivables, net	1,612.7	1,544.3
Inventories	690.2	706.1
Contracts in progress, less progress billings	157.5	182.3
Prepaid expenses	115.6	121.1
Other receivables and current assets	426.2	432.4
Current assets of discontinued operations	—	2.5
Total Current Assets	3,339.8	3,439.1
Investment in net assets of and advances to equity affiliates	1,256.3	1,195.5
Plant and equipment, at cost	20,447.3	19,529.9
Less: accumulated depreciation	10,868.2	10,555.9
Plant and equipment, net	9,579.1	8,974.0
Goodwill	1,612.5	1,653.8
Intangible assets, net	665.6	717.3
Noncurrent capital lease receivables	1,436.6	1,476.9
Other noncurrent assets	426.3	393.5
Total Noncurrent Assets	14,976.4	14,411.0
Total Assets	$18,316.2	$17,850.1

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,892.3	$1,944.9
Accrued income taxes	78.8	63.0
Short-term borrowings	1,115.2	709.9
Current portion of long-term debt	69.8	507.4
Current liabilities of discontinued operations	—	2.4
Total Current Liabilities	3,156.1	3,227.6
Long-term debt	4,951.0	5,056.3
Other noncurrent liabilities	1,153.2	1,164.3
Deferred income taxes	858.3	827.2
Total Noncurrent Liabilities	6,962.5	7,047.8
Total Liabilities	10,118.6	10,275.4

Redeemable Noncontrolling Interest	341.4	375.8

Air Products Shareholders’ Equity	7,696.7	7,042.1
Noncontrolling Interests	159.5	156.8
Total Equity	7,856.2	7,198.9
Total Liabilities and Equity	$18,316.2	$17,850.1

-more-

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended 30 June
(Millions of dollars)	2014	2013
Operating Activities
Net Income	$914.1	$885.2
Less: Net income attributable to noncontrolling interests	26.4	28.1
Net income attributable to Air Products	887.7	857.1
Income from discontinued operations	(3.1)	(3.1)
Income from continuing operations attributable to Air Products	884.6	854.0
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	702.3	674.4
Deferred income taxes	69.8	8.4
Undistributed earnings of unconsolidated affiliates	(36.7)	(47.6)
Share-based compensation	32.5	33.0
Noncurrent capital lease receivables	11.8	(124.2)
Other adjustments	102.8	(96.9)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(77.1)	(88.9)
Inventories	12.6	68.5
Contracts in progress, less progress billings	(1.1)	(3.9)
Other receivables	(3.1)	(65.9)
Payables and accrued liabilities	(125.6)	(139.8)
Other working capital	11.2	(19.9)
Cash Provided by Operating Activities	1,584.0	1,051.2
Investing Activities
Additions to plant and equipment	(1,264.9)	(1,115.4)
Acquisitions, less cash acquired	—	(125.6)
Proceeds from sale of assets and investments	34.0	25.4
Other investing activities	.8	(2.6)
Cash Used for Investing Activities	(1,230.1)	(1,218.2)
Financing Activities
Long-term debt proceeds	57.3	522.1
Payments on long-term debt	(591.7)	(415.7)
Net increase in commercial paper and short-term borrowings	422.7	780.8
Dividends paid to shareholders	(463.7)	(416.8)
Purchase of treasury shares	—	(461.6)
Proceeds from stock option exercises	106.5	133.1
Excess tax benefit from share-based compensation	22.5	24.6
Payment for subsidiary shares from noncontrolling interests	(.5)	(12.6)
Other financing activities	(35.8)	(28.8)
Cash (Used for) Provided by Financing Activities	(482.7)	125.1
Discontinued Operations
Cash provided by operating activities	.7	13.3
Cash provided by (used for) investing activities	9.8	(1.2)
Cash provided by financing activities	—	—
Cash Provided by Discontinued Operations	10.5	12.1
Effect of Exchange Rate Changes on Cash	5.5	(5.8)
(Decrease) in Cash and Cash Items	(112.8)	(35.6)
Cash and Cash Items – Beginning of Year	450.4	454.4
Cash and Cash Items – End of Period	$337.6	$418.8

-more-

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars)	2014	2013	2014	2013
Sales to External Customers
Merchant Gases	$1,077.3	$1,032.5	$3,165.1	$3,044.8
Tonnage Gases	835.3	845.5	2,483.3	2,552.4
Electronics and Performance Materials	617.8	565.7	1,788.6	1,663.5
Equipment and Energy	104.2	103.6	325.0	333.2
Segment and Consolidated Totals	$2,634.6	$2,547.3	$7,762.0	$7,593.9

Operating Income
Merchant Gases	$173.5	$164.9	$486.1	$504.0
Tonnage Gases	117.5	119.9	347.3	381.2
Electronics and Performance Materials	107.0	86.8	297.6	225.6
Equipment and Energy	17.4	16.0	60.8	45.0
Segment Total	$415.4	$387.6	$1,191.8	$1,155.8
Other	(1.6)	(4.5)	(7.7)	(10.6)
Consolidated Total	$413.8	$383.1	$1,184.1	$1,145.2

(Millions of dollars)	30 June 2014	30 September 2013
Identifiable Assets (A)
Merchant Gases	$6,756.2	$6,729.9
Tonnage Gases	5,591.7	5,397.0
Electronics and Performance Materials	2,909.0	2,859.4
Equipment and Energy	957.3	675.2
Segment Total	$16,214.2	$15,661.5
Other	845.7	990.6
Discontinued operations	—	2.5
Consolidated Total	$17,059.9	$16,654.6

(A) Identifiable assets are equal to total assets less investment in net assets of and advances to equity affiliates.